EXHIBIT 32.1

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President and Chief Financial Officer of The Chalone Wine Group, Ltd. (the "Company"), hereby certify that, to her knowledge, (or the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:   /s/ SHAWN M. CONROY BLOM
   ______________________________
          Shawn M. Conroy Blom

August 13, 2003



This written statement is being furnished to the Securities and Exchange Commission as an exhiit to such Form 10-Q. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.